Exhibit 10.2
The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.
May 3, 2007
Shire Pharmaceuticals Ireland Limited
6 Fitzwilliam Square
Dublin 2, Ireland

Re:	Letter Agreement dated as of June 15, 2004 by and between Noven
Pharmaceuticals, Inc. (“Noven”) and Shire US Inc. (“Shire US”) relating to the Development of the Amphetamine Transdermal Delivery System
(the “Agreement”)
Ladies and Gentlemen:
     This letter agreement (the “Amendment”) supplements and amends the Agreement between Noven and Shire US relating to the development of an amphetamine transdermal delivery system (the “Product”), such Agreement having been assigned by Shire US to and assumed by its affiliate Shire Pharmaceuticals Ireland Limited (“Shire Ireland” and, together with Shire US, “Shire”) pursuant to its terms and that certain Assignment and Assumption Agreement between Shire US and Shire Ireland dated as of May 25, 2006. This Amendment supersedes and replaces the letter agreement between the parties dated July 20, 2006.
     This Amendment and the Agreement relate to the transaction agreement dated as of February 26, 2003 by and among Noven, Shire US and Shire Pharmaceuticals Group plc (the “Transaction Agreement”), such Transaction Agreement having been assigned by Shire US to and assumed by Shire Ireland pursuant to its terms and that certain Assignment and Assumption Agreement between Shire US and Shire Ireland dated as of April 7, 2003.
     In consideration of the mutual covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Noven and Shire Ireland hereby agree as follows:
1.	Capitalized Terms. Capitalized terms used and not defined in this Amendment shall have the meanings set forth in the Agreement.
2.	Satisfaction of Certain Obligations. Noven acknowledges and agrees that Shire has paid to Noven an aggregate sum of five hundred thousand dollars ($500,000) as consideration for work performed by Noven pursuant to and in full and complete satisfaction of Shire’s payment obligations under Sections 2(a) and 2(b) of the Agreement.

3.	Amendments to the Plan. Section 2 of the Agreement * * * attached thereto are hereby amended as follows:
3.1.	From the date of this Amendment, Noven agrees that it is solely responsible for the Plan, the Product and the Project, including, without limitation, and for illustrative purposes only, * * *, Shire’s obligation * * * under Section 2(c) of the Agreement, and Shire’s obligation * * * under Section 2(d) of the Agreement * * *. Noven agrees that it shall proceed with the Project solely of its own accord and that Shire is released of any and all obligations relating to the Plan, the Product and the Project under the Agreement. Notwithstanding the foregoing, Noven shall provide to Shire any and all documents, correspondence, and plans for or communications with FDA, and Shire shall have the right to review, modify and approve all such documents, correspondence and communications prior to their use or occurrence and to participate in all meetings and other communications with FDA, provided that such rights shall cease to apply if Shire does not exercise its Buy-Back Right in accordance with Section 3.3.

3.2.	Noven agrees that it shall be solely responsible for any and all activities necessary * * * described in Section 2(d) of the Agreement * * *, including any and all costs for activities that are determined to be necessary * * *.

3.3.	Shire shall have the right (the “Buy-Back Right”), in its sole discretion, to a one-time election to resume its exclusive participation with Noven in the development of the Product upon giving written notice of such election to Noven * * * of the later of (a) * * * and (b) * * *. In the event that Shire exercises its Buy-Back Right, Shire shall pay to Noven, on a date that is * * * of Noven’s receipt of Shire’s notice of exercise of the Buy-Back Right (the “Payment Date”), the following payments:
3.3.1.	two million five hundred thousand dollars ($2,500,000); plus

3.3.2.	three million three hundred seventy five dollars ($3,375,000), such amount representing the aggregate sum of the milestone payments set forth in Sections 2(c)-2(e) of the Agreement.
3.4.	In the event that Shire exercises its Buy-Back Right, Shire and Noven agree that (a) Section 2(f) of the Agreement, including Shire’s payment obligation thereunder, shall remain unchanged; (b) * * *; and (c) Shire shall assume responsibility for the obligations relating to the Plan, Product and the Project from and after the Payment Date as set forth in the Agreement.

3.5.	In the event that Shire does not exercise its Buy-Back Right as set forth in this Amendment Section 3, Shire shall be deemed to have terminated the Agreement without cause and with notice given pursuant to Section 7 of the Agreement and the terms of that provision shall apply.

     4. Amendments relating to the Product License Agreement.
4.1.	Section 6 of the Agreement is hereby amended and restated in its entirety as follows:

“In the event that Shire exercises its Buy-Back Right, Shire and Noven will negotiate in good faith a definitive license agreement (“Product License”), which shall include * * * and other customary terms and conditions, wherein Noven grants Shire a license to exclusively develop the Product with Noven under Noven Intellectual Property Rights and Noven Arising Intellectual Property. If the parties jointly (through their respective employees, agents or consultants) make or conceive any inventions or discoveries or other intellectual property in the course of the work to be performed pursuant to the Project, the ownership of such inventions or discoveries or other intellectual property and any patent applications and patents obtained thereon shall be governed by Section 13 below. * * *”

4.2.	* * *
4.2.1.	* * *.

4.2.2.	* * *.
5.	No Further Modification. The parties acknowledge and agree that this Amendment constitutes an amendment to the Agreement in accordance with the terms and conditions hereof and thereof. Except as specifically amended hereby, the Agreement shall remain in full force and effect without any further amendments or modifications.

6.	Shire Payment. Within * * * of the date of this Amendment, Shire shall pay to Noven one million dollars ($1,000,000) to an account specified in advance by Noven.

7.	Miscellaneous.
7.1.	This Amendment shall be construed in accordance with and shall be governed by the substantive laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

7.2.	This Agreement shall become binding when any one or more counterparts hereof, individually or in the aggregate, shall bear the signatures of the duly authorized representatives of each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute one and the same instrument. Facsimile signatures of the authorized signatories of the parties shall constitute due execution and delivery of this Amendment.

7.3.	The terms of this Amendment shall not be amended, modified, varied or supplemented except in writing signed by the duly authorized representatives of the parties.

7.4.	No party shall have a right to assign their Agreement or delegate any of its rights, interests, duties or obligations hereunder without the prior written consent of the other party (which consent may be granted in such part’s sole discretion); provided, however, that any party may assign this Agreement to any of its affiliates without the prior written consent of the other party; and provided, further that no such assignment of this Agreement shall relieve the assignor of any of its obligations or liabilities under this Agreement. Notwithstanding the foregoing, any party may assign this Agreement without the other parties’ prior written consent in connection with the transfer or sale of all or substantially all of its assets or business or its merger or consolidation with another Person upon written notice to the other parties. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

7.5.	If any provision of this Amendment shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability of that provision shall not affect the other provisions of this Amendment or the Agreement and all provisions hereof and thereof not affected by the invalidity or unenforceability shall remain in full force and effect.

7.6.	This Amendment, together with the Agreement and the Transaction Agreement, represents the entire agreement between the parties relating to the subject matter hereof. Neither party shall have any obligation to the other party hereunder other than as expressly set forth in this Amendment, the Agreement and the Transaction Agreement.
     If you are in agreement with the terms and conditions set forth herein, please so indicate by signing where indicated below and return an executed copy to me.

Very truly yours,
/s/ Robert C. Strauss

Robert C. Strauss President, CEO and Chairman

Acknowledged and agreed this
4th day of May, 2007:
SHIRE PHARMACEUTICALS IRELAND LIMITED

/s/ Michael Cola
By:
Title: